                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM 8-K/A

                        Amendment No. 1 to

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 1997

                          SUMMIT DESIGN, INC.
-------------------------------------------------------------------------
       (Exact name of registrant as specified in its charter)

     DELAWARE                  0-20923                 93-1137888
-------------------------------------------------------------------------
(State or other             (Commission              (IRS Employer
jurisdiction of             File Number)         Identification Number)
incorporation)

         9305 S.W. GEMINI DRIVE, BEAVERTON, OREGON         97008
-------------------------------------------------------------------------
        (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (503) 643-9281


                               N/A
-------------------------------------------------------------------------
    (Former name or former address, if changed since last report)

     This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange
Commission on March 14, 1997.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  TriQuest Design Automation, Inc. Financial Statements

          Report of Independent Accountants
          Balance Sheets as of December 31, 1996 and 1995
          Statements of Operations for the Period from Inception, February 15, 1995 to December 31, 1995 and the Year Ended December 31, 1996
          Statements of Stockholders' Equity for the Period from Inception, February 15, 1995 to December 31, 1995 and the Year Ended December 31, 1996
          Statements of Cash Flows for the Period from Inception,
              February 15, 1995 to December 31, 1995 and the Year Ended December 31, 1996
          Notes to Financial Statements


     (b)  Pro Forma Consolidated Financial Statements

          Pro Forma Consolidated Balance Sheet as of December 31,
              1996
          Pro Forma Consolidated Statement of Operations for the
              Year Ended December 31, 1996
          Notes to Pro Forma Consolidated Financial Statements

     (c)  Exhibits

          23.1 Consent of Independent Accountants

[COOPERS & LYBRAND LETTERHEAD]


REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
TriQuest Design Automation, Inc.

We have audited the accompanying balance sheets of TriQuest Design Automation, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception, February 15, 1995 to December 31, 1995 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TriQuest Design Automation, Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the period from inception, February 15, 1995 to December 31, 1995 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.


                                       COOPERS & LYBRAND L.L.P.

Portland, Oregon
February 20, 1997

TRIQUEST DESIGN AUTOMATION, INC.
BALANCE SHEETS
DECEMBER 31, 1995 AND 1996


                                                                         1995        1996
                                                                      ----------  -----------
                                  ASSETS

Current assets:
 Cash and cash equivalents..........................................  $  111,714  $   175,632
 Accounts receivable, less allowance for doubtful accounts of $3,000
  in 1996..........................................................                   219,000
 Prepaid expenses and other.........................................      10,327       13,352
                                                                      ----------  -----------
  Total current assets..............................................     122,041      407,984
Furniture and equipment, net........................................      42,861       90,459
Deposits and other assets...........................................         745       55,000
                                                                      ----------  -----------
  Total assets......................................................  $  165,647  $   553,443
                                                                      ----------  -----------
                                                                      ----------  -----------
                              LIABILITIES

Current liabilities:
 Note payable to bank...............................................  $   50,335
 Accounts payable...................................................      47,222  $    45,571
 Accrued liabilities................................................      69,455      245,539
 Deferred revenue...................................................                  708,187
                                                                      ----------  -----------
  Total current liabilities.........................................     167,012      999,297
                                                                      ----------  -----------
Commitments and contingencies (Notes 5 and 9)

                     STOCKHOLDERS' EQUITY (DEFICIT)

Convertible preferred stock, no par value. Authorized 7,354,500 shares; issued and outstanding: 1,354,500 shares in 1995 and
  6,204,162 in 1996; aggregate liquidation preference of $1,421,608
  at December 31, 1996..............................................     444,304    1,421,608
Common stock, no par value. Authorized 20,000,000 shares; issued and outstanding 2,346,391 shares in 1995, and 2,480,891 shares in
  1996..............................................................      42,683       45,779
Accumulated deficit.................................................    (488,352)  (1,913,241)
                                                                      ----------  -----------
  Total stockholders' equity (deficit)..............................      (1,365)    (445,854)
                                                                      ----------  -----------
  Total liabilities and stockholders' equity (deficit)..............  $  165,647  $   553,443
                                                                      ----------  -----------
                                                                      ----------  -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

TRIQUEST DESIGN AUTOMATION, INC.
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM INCEPTION, FEBRUARY 15, 1995 TO DECEMBER 31, 1995 AND THE YEAR ENDED DECEMBER 31, 1996

                                                                       1995          1996
                                                                    -----------  -------------
Revenue:
 Product licenses.................................................               $      64,880
 Maintenance and services.........................................                      85,722
                                                                                 -------------
   Total revenue..................................................                     150,602
                                                                                 -------------
Cost of revenue:
 Product licenses.................................................                      24,397
                                                                                 -------------
   Total cost of revenue..........................................                      24,397
                                                                                 -------------
   Gross profit...................................................                     126,205
                                                                                 -------------
Operating expenses:
 Research and development.........................................  $   230,277        561,881
 Sales and marketing..............................................      106,552        629,330
 General and administrative.......................................      158,417        352,352
                                                                    -----------  -------------
   Total operating expenses.......................................      495,246      1,543,563
                                                                    -----------  -------------
   Loss from operations...........................................     (495,246)    (1,417,358)
Other income (expense), net.......................................        7,694         (6,731)
                                                                    -----------  -------------
   Loss before income tax provision...............................     (487,552)    (1,424,089)
Income tax provision..............................................          800            800
                                                                    -----------  -------------
   Net loss.......................................................  $  (488,352) $  (1,424,889)
                                                                    -----------  -------------
                                                                    -----------  -------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

TRIQUEST DESIGN AUTOMATION, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION, FEBRUARY 15, 1995 TO DECEMBER 31, 1995 AND THE YEAR ENDED DECEMBER 31, 1996

                                                       CONVERTIBLE
                                                 ------------------------
                                                     PREFERRED STOCK           COMMON STOCK
                                                 ------------------------  ---------------------      ACCUMULATED
                                                   SHARES       AMOUNT       SHARES        AMOUNT       DEFICIT       TOTAL
                                                 -----------  -----------  ----------    ---------   -------------  ---------
Founder's common stock issued..................                             2,700,000  $    47,795                 $  47,795
Common stock issued............................                               121,000        5,000                     5,000
Repurchase of common stock.....................                              (474,609)     (10,112)                  (10,112)
Series A preferred stock, net of issue costs...    1,354,500  $   444,304                                            444,304
Net loss.......................................                                                     $  (488,352)    (488,352)
                                                 -----------  -----------  ----------   ---------  -------------   -----------
Balance, December 31, 1995.....................    1,354,500      444,304   2,346,391     42,683       (488,352)      (1,365)
Common stock issued............................                               134,500      3,096                       3,096
Series B preferred stock, net of issue cost....    4,849,662      977,304                                            977,304
Net loss.......................................                                                      (1,424,889)  (1,424,889)
                                                 -----------  -----------  ----------  ---------   -------------   ----------

Balance, December 31, 1996.....................    6,204,162  $ 1,421,608   2,480,891  $  45,779  $  (1,913,241) $  (445,854)
                                                 -----------  -----------  ----------  ---------   -------------    ---------
                                                 -----------  -----------  ----------  ---------   -------------    ---------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

TRIQUEST DESIGN AUTOMATION, INC.
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION, FEBRUARY 15, 1995 TO DECEMBER 31,1995 AND THE YEAR ENDED DECEMBER 31, 1996

                                                                       1995          1996
                                                                    -----------  -------------
Cash flows from operating activities:
  Net loss........................................................  $  (488,352) $  (1,424,889)
  Adjustment to reconcile net income to net cash provided by (used
       in) operating activities:
   Depreciation and amortization...................................       10,561         36,937
   Loss on sale of assets..........................................          407         12,502
   Changes in assets and liabilities:
    Accounts receivable............................................                    (219,000)
    Prepaid expenses and other.....................................      (10,327)        (3,025)
    Accounts payable...............................................       47,222         (1,651)
    Accrued liabilities............................................       69,455        176,084
    Deferred revenue...............................................                     708,187
    Deposits and other, net........................................         (745)       (54,255)
                                                                       -----------  -------------
   Net cash used in operating activities...........................     (371,779)      (769,110)
                                                                       -----------  -------------
Cash flows from investing activities:
  Additions to equipment...........................................      (30,018)       (98,837)
  Proceeds from sale of assets.....................................        2,200          1,800
                                                                       -----------  -------------
   Net cash used in investing activities...........................      (27,818)       (97,037)
                                                                       -----------  -------------
Cash flows from financing activities:
  Issuance of common stock.........................................       26,784          3,096
  Issuance of preferred stock......................................      444,304        977,304
  Repurchase of common stock.......................................      (10,112)
  Short-term borrowings............................................       50,335        (50,335)
                                                                       -----------  -------------
   Net cash provided by financing activities.......................      511,311        930,065
                                                                       -----------  -------------
   Increase for the period.........................................      111,714         63,918

Cash and cash equivalents, beginning of period.....................      --             111,714
                                                                       -----------  -------------
Cash and cash equivalents, end of period...........................  $   111,714    $    175,632
                                                                       -----------  -------------
                                                                       -----------  -------------
Supplemental disclosure of noncash investing and financing
  activities:
  Common stock issued to Founders for equipment....................  $    26,011  $    --
                                                                       -----------  -------------
                                                                       -----------  -------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     TriQuest Design Automation, Inc. (TriQuest or the Company) designs, markets, and licenses high-level behavioral and RTL optimization software for the design of high performance, deep submicron integrated circuits and field programmable gate arrays.

     TriQuest Design Automation, Inc. is headquartered in Campbell,
     California.

     The following is a summary of the Company's significant accounting policies:

     REVENUE RECOGNITION

     Product licenses revenue is derived from the sale of products to distributors and end-users. Revenue from the sale of product licenses is recognized upon delivery of the product if remaining vendor obligations are insignificant and collection of the resulting receivable is probable. The Company provides a ninety-day warranty on certain products. Estimated sales returns and provisions for insignificant vendor obligations and estimated warranty costs are recorded upon delivery of the product.

     Maintenance and services revenue includes software maintenance and other service revenue, primarily from consulting. Software maintenance revenue, including maintenance bundled with the initial license, is deferred and recognized ratably over the life of the maintenance contract. Other services revenue is recognized as the related service is performed.

     RESEARCH AND DEVELOPMENT COSTS

     Costs related to research, design and development of products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general resale to customers. To date, completion of a working model of the Company's products and general release have substantially coincided. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

     CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments with an original or remaining maturity of three months or less when purchased to be cash equivalents.

     FURNITURE AND EQUIPMENT

     Furniture and equipment, consisting primarily of computer equipment and office furniture, are stated at cost, net of related depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over a three year estimated useful life. Upon disposal of an asset subject to depreciation, the cost and related accumulated depreciation are removed from the accounts and resulting gains and losses are reflected in operations.

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of change. Valuation allowances are established when necessary, to reduce deferred tax assets to the amounts expected to be realized.

     CONCENTRATION OF CREDIT RISK

     The Company sells its products to commercial end-users directly and through independent and affiliated distributors in North America, Europe and Asia. The Company's end-user customers include companies in a wide range of industries, including semiconductor devices, semiconductor test equipment, telecommunications, computer/peripherals, consumer electronics, aerospace/defense and other electronics entities. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains allowances for potential losses.

     At December 31, 1996, substantially all of the Company's cash and cash equivalents are invested in interest-bearing deposits with three banks.

     ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated fair value as of December 31, 1996 because of the relatively short maturity of these instruments.

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

2.   FURNITURE AND EQUIPMENT:

     Furniture and equipment consists of the following:

                                                                            1995       1996
                                                                          ---------  ---------
   Office furniture and equipment.......................................  $   4,401  $  12,322
   Computer equipment...................................................     48,018    118,178
   Leasehold improvements...............................................                 2,987
                                                                          ---------  ---------
                                                                             52,419    133,487
   Less accumulated depreciation and amortization.......................     (9,558)   (43,028)
                                                                          ---------  ---------
                                                                          $  42,861  $  90,459
                                                                          ---------  ---------
                                                                          ---------  ---------

3.   NOTE PAYABLE TO BANK:

     During 1995, the Company had available a $100,000 line of credit with Union Bank of California, which was collateralized by a Certificate of Deposit. The balance outstanding at December 31, 1995 was $50,335 and was paid in 1996. The agreement was terminated in 1996.

4.   ACCRUED LIABILITIES:

     Accrued liabilities consist of the following:

                                                                           1995        1996
                                                                         ---------  ----------
   Payroll and related benefits........................................  $  54,355  $   42,950
   Legal and accounting................................................     15,100      50,543
   Marketing...........................................................                 48,699
   Distributor commission..............................................                 59,931
   Other...............................................................                 43,416
                                                                         ---------  ----------
                                                                         $  69,455  $  245,539
                                                                         ---------  ----------
                                                                         ---------  ----------

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.   LEASES:

     The Company has entered into noncancelable operating leases for the use of a building and certain equipment. Rental expense was approximately $11,125, and $54,500 for the periods ended December 31, 1995 and 1996, respectively.

     Future minimum lease payments under these operating leases are as follows:



                                       1996
                                    ----------
       1997.....................    $   75,253
       1998.....................        75,253
       1999.....................        22,287
                                    ----------
                                    $  172,793
                                    ----------
                                    ----------

6.   STOCKHOLDERS' EQUITY:

     PREFERRED STOCK

                                                                         1995          1996
                                                                      ----------  -------------
  Series A--no par; 1,354,500 shares authorized, issued and
            outstanding; $444,304 liquidation preference.............  $  444,304  $    444,304
  Series B--no par; 6,000,000 shares authorized, 4,849,662 issued and outstanding; $977,304 liquidation preference at
            December 31, 1996........................................                   977,304
                                                                       ----------  ------------
                                                                       $  444,304  $  1,421,608
                                                                       ----------  ------------
                                                                       ----------  ------------

     Each share of preferred stock has voting rights and is convertible (subject to anti-dilutive adjustments in certain circumstances) into one share of common stock at the option of the holder, or automatically upon the sale of the Company's common stock pursuant to a public offering or upon a majority vote of the holders of such preferred stock.

     In the event of a liquidation, which includes a merger or sale of substantially all of the Company's assets, the holders of Series A and B preferred stock have preference rights of $444,304 and $977,304, respectively. Holders of Series A and B preferred stock share ratably with holders of common stock after payment or distribution of the respective preferential amounts.

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.   STOCKHOLDERS' EQUITY, CONTINUED:

     PREFERRED STOCK, CONTINUED

     If, in the event of liquidation, the Company's assets are insufficient to pay the holders of any particular series of preferred stock their full preferential amount, then legally available assets of the Company will be distributed ratably among holders of that series of preferred stock after payment of the full preferential amount has been made to all series of preferred stock having a senior liquidation preference.

     Each share of Series A preferred stock has a dividend rate of $.01667 and each share of Series B preferred stock has a dividend rate of $.0103. Dividends are not cumulative and none have been declared or paid to date.

     1995 STOCK OPTION PLAN

     The Company has a stock plan pursuant to which the Company may grant options to employees and consultants. Under the terms of the plan, the option price is fair value as determined by the Board of Directors at the time the option is granted. Under the plan, 5,907,031 shares of common stock are authorized for issuance. Options granted are immediately exercisable, and ownership generally vests at 12.5% six months after the date of grant and the remainder at 1/48 of the grant amount in each successive month thereafter. Shares issued are subject to repurchase until vested. Options expire no later than 10 years after the date of grant.

     At December 31, 1996, options to purchase 862,929 shares were vested. Options outstanding and transactions were as follows:

                                                                                     EXERCISE
                                                                        OPTIONS     PRICE RANGE
                                                                       ----------  -------------
     Balance, December 31, 1994
        Options granted..............................................     124,000  $  .02--$.033
        Options exercised............................................      (1,000)    .02-- .033
        Options canceled.............................................     (79,500)        .033
                                                                       ----------
     Balance December 31, 1995.......................................      43,500
        Options granted..............................................   4,708,940     .02-- .033
        Options exercised............................................    (134,500)    .02-- .033
        Options canceled.............................................    (657,834)    .02-- .033
                                                                        ----------
     Balance December 31, 1996.......................................   3,960,106
                                                                       -----------
                                                                       -----------

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.   STOCKHOLDERS' EQUITY, CONTINUED:

     1995 STOCK OPTION PLAN, CONTINUED

     In January 1997, the Company granted a distributor, 100,000 Nonstatutory Stock Options at an exercise price of $.30 per share. In connection with the agreement, the distributor must achieve a minimum sales quota and continue to remain as sales representatives to TriQuest through December 31, 1997. The options vest one-sixth per month beginning January 1, 1997 for each month that the distributor continues to serve as TriQuest's sales representatives.

     In January 1997, the Company granted 170,000 Incentive Stock Options at an exercise price of $.30 per share in conjunction with an employment agreement entered into at that time.

     The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Accordingly, no compensation expense has been recognized for the stock option plan. Had compensation been determined for the plan based upon the fair value as the grant dates for awards consistent with the provisions of SFAS No. 123, the Company's net loss would have been affected as follows:

                                                                         1995         1996
                                                                      ----------  ------------
        Net loss--as reported.......................................  $  488,352  $  1,424,889
        Net loss--pro forma.........................................     488,752     1,434,489

     The fair value of each option grant is estimated on the date of the grant with the following weighted average assumptions: dividend yield of 0%; risk free interest rate of 6%; and expected lives of 8 years.

     FOUNDERS STOCK PLAN

     The Founders of the Company were issued 2,700,000 shares of stock in accordance with the Founders Restricted Stock Purchase Agreement. Shares of stock issued under this plan vested 25% on June 1, 1995, and the remainder vests at the rate of 4.6875% of the amount issued in each successive quarter thereafter. At December 31, 1996, 984,846 shares were vested.

     The Company has the option to repurchase unvested shares of common stock issued to Founders if they cease to be employed by the Company. During 1995, 474,609 shares of unvested stock were repurchased by the Company.

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

6.   STOCKHOLDERS'EQUITY, CONTINUED:

     COMMON SHARES RESERVED

     As of December 31, 1996, the Company has reserved shares of common stock for issuance as follows:

        Conversion of preferred stock...........................   7,354,500
        Exercise of common stock options........................   5,771,531
                                                                  ----------
                                                                  13,126,031
                                                                  ----------
                                                                  ----------

7.   INCOME TAXES:

     The Company's provision for income taxes consists of state minimum taxes.

     At December 31, 1996, the Company had net operating loss carryforwards for federal and state income tax purposes which can be used to offset future income subject to taxes. In addition, there are unused research and experimentation credits which may be available for offset against future federal income taxes after use of the loss carryforwards. The utilization of these net operating losses may be limited in the event of a change in the ownership of the Company. Such loss carryforwards and tax credits are summarized below:

                                                                                  EXPIRATION
                                                                       AMOUNT        DATES
                                                                    ------------  -----------
        Federal and state loss carryforwards......................  $  1,330,000    2010-2011
        Research and experimentation credits......................        42,000    2010-2011

     The approximate effects of temporary differences which give rise to deferred tax assets and liabilities are as follows:

                                                                           1995        1996
                                                                        ----------  ----------
   Deferred tax assets:
     Federal and state net operating loss carryforwards................  $   88,000  $  532,000
       Research and experimentation credit carryforwards...............      10,000      42,000
       Deferred revenue................................................                 103,000
       Other deferred tax items........................................      10,000      33,000
                                                                         ----------  ----------
         Total gross deferred tax assets...............................     108,000     710,000
     Less valuation allowances.........................................    (108,000)   (710,000)
                                                                         ----------  ----------
       Net deferred tax assets.........................................  $   --      $   --
                                                                         ----------  ----------
                                                                         ----------  ----------

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.   INCOME TAXES, CONTINUED:

     The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. Management evaluates on a quarterly basis the recoverability of the deferred tax assets and the level of the valuation allowance. The net change in the valuation allowance for the year ended December 31, 1996 was an increase of approximately $602,000. Approximately $444,000 of the increase in the valuation allowance for the year ended December 31, 1996 resulted from the operating loss generated in such year.

8.   401(k) PLAN:

     The Company has a 401(k) plan (the Plan) covering substantially all employees meeting minimum service requirements. The Plan allows for the Company to make discretionary matching contributions as determined by a committee of the Board of Directors. No contributions have been made to date for the Company.

9.   COMMITMENTS AND CONTINGENCIES:

     The Company entered into an agreement with Kanematsu Corporation (Kanematsu) during the second quarter of 1996, which granted to Kanematsu an exclusive right to market, sell, and distribute TriQuest products in Japan. Under the terms of the agreement, Kanematsu agreed to order $450,000 in inventory from the Company to be used for sales within the Japanese market. The Company produced and shipped products with an aggregate sales price of $450,000 to Kanematsu in 1996 of which $288,000 was paid at December 31, 1996. Kanematsu had not sold any of the product to third parties as of December 31, 1996. Per the terms of the agreement, Kanematsu has the right to return the product at any time for a full exchange or refund until the product is sold to a third party. The Company has reflected the entire amount as deferred revenue at December 31, 1996. Revenue associated with these products will be recognized as sales to an end-user occur.

     The Company has entered into employment agreements with certain of its employees. These agreements provide for base annual compensation and certain incentive bonuses and stock options on various vesting schedules as well as severance compensation in the event of termination without cause.

TRIQUEST DESIGN AUTOMATION, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10.  SUBSEQUENT EVENTS:

     In February 1997, the Company entered into an agreement with Summit Design, Inc., a publicly-held software company headquartered in Beaverton, Oregon under which Summit agreed to acquire the Company. The aggregate acquisition consideration, including shares to be reserved for issuance upon exercise of options to purchase TriQuest common stock which will be assumed by Summit, is 775,000 shares of Summit common stock.

                      SUMMIT DESIGN, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1996
                                 (In thousands)
                                   (Unaudited)

                                                                          Triquest Design    Pro Forma
                                                    Summit Design, Inc.   Automation, Inc.  Consolidated
                                                    --------------------  ----------------  ------------
        ASSETS

Current assets:
    Cash and cash equivalents.....................       $   19,596          $      176      $   19,772
    Accounts receivable, less allowance for
      doubtful accounts of $430, $3 and $433......            5,348                 219           5,567
    Prepaid expenses and other....................              474                  13             487
                                                         ----------          ----------      ----------
      Total current assets........................           25,418                 408          25,826

Furniture and equipment, net......................            1,741                  91           1,832
Deferred taxes....................................              500                                 500
Deposits and other assets.........................              413                  55             468
                                                         ----------          ----------      ----------
      Total assets................................       $   28,072          $      554      $   28,626
                                                         ----------          ----------      ----------
                                                         ----------          ----------      ----------
        LIABILITIES

Current liabilities:
    Long-term debt, current portion...............       $      462          $       --      $      462
    Capital lease obligation, current portion.....               65                  --              65
    Accounts payable..............................            1,407                  46           1,453
    Accrued liabilities...........................            2,624                 246           2,870
    Deferred revenue..............................            3,050                 708           3,758
                                                         ----------          ----------      ----------
      Total current liabilities...................            7,608               1,000           8,608

Long-term debt, less current portion..............              675                  --             675
Capital lease obligations, less current portion...               95                  --              95
Deferred revenue, less current portion............               67                  --              67
                                                         ----------          ----------      ----------
      Total liabilities...........................            8,445               1,000           9,445
Commitments and contingencies

        STOCKHOLDERS' EQUITY

Common stock, $.01 par value. Authorized 30,000
  shares; 13,353 shares issued and outstanding at
  December 31, 1996...............................              134                   5             139
Additional paid-in capital........................           31,772               1,463          33,235
Accumulated deficit...............................          (12,279)             (1,914)        (14,193)
                                                         ----------          ----------      ----------
      Total stockholders' equity..................           19,627                (446)         19,181
                                                         ----------          ----------      ----------
        Total liabilities and stockholders'
          equity..................................       $   28,072          $      554      $   28,626
                                                         ----------          ----------      ----------
                                                         ----------          ----------      ----------

The accompanying notes are an integral part of the pro forma consolidated financial statements


                      SUMMIT DESIGN, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1996
                     (In thousands, except per share data)
                                  (Unaudited)

                                                                                   Triquest Design    Pro Forma
                                                             Summit Design, Inc.   Automation, Inc.  Consolidated
                                                             --------------------  ----------------  ------------
Revenue:
    Product licenses.......................................       $   15,179          $       65      $   15,244
    Maintenance and services...............................            4,215                  85           4,300
    Other..................................................              567                                 567
                                                                  ----------          ----------      ----------
      Total revenue........................................           19,961                 150          20,111

Cost of revenue:
    Product licenses.......................................              571                   2             573
    Maintenance and services...............................              439                  21             460
                                                                  ----------          ----------      ----------
      Total cost of revenue................................            1,010                  23           1,033
                                                                  ----------          ----------      ----------
        Gross profit.......................................           18,951                 127          19,078

Operating expenses:
    Research and development...............................            5,204                 562           5,766
    Sales and marketing....................................            8,622                 630           9,252
    General and administrative.............................            2,821                 352           3,173
                                                                  ----------          ----------      ----------
      Total operating expenses.............................           16,647               1,544          18,191

Income (loss) from operations..............................            2,304              (1,417)            887
Interest expense...........................................              (97)                 (2)            (99)
Other income (expense), net................................              223                  (5)            218
                                                                  ----------          ----------      ----------
Income (loss) before income taxes..........................            2,430              (1,424)          1,006
Income tax provision (benefit).............................             (246)                  1            (245)
                                                                  ----------          ----------      ----------
Net income (loss)..........................................       $    2,676          $   (1,425)     $    1,251
                                                                  ----------          ----------      ----------
                                                                  ----------          ----------      ----------
Net income (loss) per share................................       $     0.22          $    (2.22)     $     0.10
                                                                  ----------          ----------      ----------
                                                                  ----------          ----------      ----------
Number of shares used in per share calculation.............           12,372                 641          13,013


The accompanying notes are an integral part of the pro forma consolidated financial statements


                      SUMMIT DESIGN, INC. AND SUBSIDIARIES
            Footnotes to Pro Forma Consolidated Financial Statements
                                  (Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by the Company of TriQuest Design Automation, Inc. (TriQuest). The pro forma financial statements have been prepared based upon the historical financial statements of the Company and TriQuest as if the acquisition had occurred at January 1, 1996.

The Pro Forma Consolidated Statement of Operations may not be indicative of the results of operations that actually would have occurred if the transaction had been in effect as of the beginning of the period nor do they purport to indicate the results of future operations of the Company. The pro forma financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1996 Annual Report on Form 10-K and the audited financial statements and notes thereto for TriQuest included elsewhere in the report on Form 8-K/A. Management of the Company believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.

2. PRO FORMA ADJUSTMENTS

The shares used in per share calculations have been adjusted to reflect the shares issued to the stockholders of TriQuest to effect the merger.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   May 12, 1997                  SUMMIT DESIGN, INC.


                                                /s/ C. Albert Koob
                                       ------------------------------------
                                       C. Albert Koob
                                       Vice President of Finance and
                                       Chief Financial Officer